EXECUTION VERSION

REGULATION AB AMENDMENT TO MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

This REGULATION AB AMENDMENT TO MORTGAGE LOAN PURCHASE AND SALE AGREEMENT dated as of April 1, 2006 (the "Amendment") between WASHINGTON MUTUAL BANK, (formerly known as Washington Mutual Bank, FA), a savings bank organized under the laws of the United States and WASHINGTON MUTUAL BANK, FSB, a savings bank organized under the laws of the United States (each, "Seller" and, collectively, the "Sellers"), and GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, as purchaser (the "Purchaser"), is made with respect to the Mortgage Loan Purchase and Sale Agreement dated as of December 1, 2003, as amended by the First Amendment to Mortgage Loan Purchase Agreement dated as of October 1, 2004 (as so amended, the "Original Purchase Agreement") among the Sellers, Washington Mutual Bank and the Purchaser. Capitalized terms used in this Amendment without definition have the meanings assigned to them in the Original Purchase Agreement.

The parties wish to amend the Original Purchase Agreement in order to facilitate compliance by the Purchaser and its assignees with Regulation AB (as defined below).

Accordingly, the parties agree as follows:

ARTICLE I
AMENDMENTS

Section 1.1. Definitions

(a) Article 1 of the Original Purchase Agreement is amended by adding the following definitions in the proper alphabetical sequence:

Commission: The United States Securities and Exchange Commission.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Issuing Entity: The issuing entity, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Permitted Reconstitution: A Whole Loan Transfer or Securitization Transaction that complies with the provisions of Section 6.1(a).

Qualified Correspondent: Any Person from which the Sellers purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the applicable Seller(s) and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the applicable Seller(s), in accordance with underwriting guidelines designated by the Seller(s) (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the applicable Seller(s) within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the applicable Seller(s) in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller(s) on a consistent basis for use by lenders in originating mortgage loans to be purchased by the applicable Seller(s); and (iv) the applicable Seller(s) employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller(s).

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: An agreement or agreements entered into by the Sellers and the Purchaser and/or certain third parties, including a master servicer, in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under this Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Required Notice: With respect to any Reconstitution, 15 days' prior written notice, in each case, (i) accompanied by loan-level data with respect to the Mortgage Loans intended for inclusion in such Reconstitution and (ii) specifying the percentage of mortgage loans in the entire related transaction that consist of Mortgage Loans.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller Information: The information provided by each of the Sellers pursuant to Sections 6.4(a) and (b).

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Sellers.

(b) Article 1 of the Original Purchase Agreement is amended by amending and restating the following definitions in their entirety:

Disclosure Document: With respect to any Securitization Transaction, a prospectus, prospectus supplement, private placement memorandum, offering circular or other disclosure document prepared in connection with such Securitization Transaction.

Master Servicer: As defined in Section 6.1(d).

Repurchase Price: With respect to any Mortgage Loan, unless otherwise specified in the related Commitment Letter, an amount equal to the sum of (a) (i) if such repurchase occurs during the first twelve months following the related Closing Date, (A) the Unpaid Principal Balance of such Mortgage Loan, multiplied by (B) the Purchase Price Percentage, and (ii) if such repurchase occurs after the first twelve months following the related Closing Date or after such Mortgage Loan has been subject to a Securitization Transaction, the Unpaid Principal Balance of such Mortgage Loan, plus (b) the amount of interest on such Unpaid Principal Balance at the applicable Net Rate, from the date to which interest has last been paid and distributed to the Purchaser, to and including the last day of the month in which such repurchase occurs, plus (c) any costs and damages (including, without limitation, late fees) actually incurred and paid by or on behalf of the trust in the applicable Securitization Transaction in connection with the fact that such Mortgage Loan at the time it was made failed to comply in all material respects with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by the Seller of the representation and warranty set forth in Section 3.1(gg).

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

(c) Article 1 of the Original Purchase Agreement is amended by deleting the following definitions: “Indemnified Party,” "Pass-Through Transfer" and "Seller's Information."

(d) The penultimate sentence of Section 3.3(b) of the Original Purchase Agreement is amended by replacing the reference therein to "Pass-Through Transfer" with “Securitization Transaction”.

(e) Article 6 of the Original Purchase Agreement is amended and restated in its entirety to read as follows:

ARTICLE
RECONSTITUTIONS; REGULATION AB COMPLIANCE

Section 6.1 Reconstitutions

(a) Upon Required Notice to the applicable Seller(s), the Purchaser may, at its sole option, effect one or more Reconstitutions with respect to some or all of the Mortgage Loans purchased on any Closing Date, retaining the Servicer as servicer or subservicer, if a master servicer is employed; provided, however, that no Reconstitution may be made by the Purchaser or any of its permitted assignees with respect to Mortgage Loans in any Loan Pool if as a result thereof: (i) more than three (3) investors (other than the Purchaser) would own Mortgage Loans in such Loan Pool at any one time (unless otherwise stated in the related Commitment Letter), (ii) any single investor (other than the Purchaser) would own Mortgage Loans from such Loan Pool having an aggregate Unpaid Principal Balance immediately after such Reconstitution of less than $5,000,000 (unless mutually agreed upon otherwise by the parties thereto), (iii) the applicable Seller(s) and the Servicer are not provided with initial drafts of all documents for which the applicable Seller(s) and Servicer are requested to become a party in connection with such Reconstitution at least 10 days prior to the related settlement date (the “Subsequent Transfer Settlement Date”), (iv) a final list of the Mortgage Loans intended to be subject to such Reconstitution is not provided to the Servicer at least 2 Business Days prior to the related Subsequent Transfer Settlement Date (unless mutually agreed upon otherwise by the parties thereto), (v) any Mortgage Loan is subject to more than one Reconstitution in any given Due Period, or (vi) the related Subsequent Transfer Settlement Date occurs on or prior to the related Servicing Cut-off Date.

(b) The Purchaser shall promptly notify the applicable Seller(s) if the percentage of Mortgage Loans in the entire related transaction increases above the percentage specified in the Required Notice.

(c) The Purchaser shall reimburse the applicable Seller(s) for all reasonable out-of-pocket expenses, including attorneys’ fees, incurred by the Seller(s) in connection with any Reconstitution.

(d) Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of the Servicing Agreement, the Purchaser shall have the right, in its sole discretion, upon 30 days’ prior written notice to the Sellers, to appoint and designate a master servicer (the “Master Servicer”), as master servicer of any Mortgage Loans subject to a Permitted Reconstitution. Upon such appointment, the Sellers shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the “Purchaser” hereunder. Furthermore, the Master Servicer shall have all rights as designee of the Purchaser to enforce the representations and warranties, and all other covenants and conditions set forth in this Agreement, and the Sellers shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Purchaser. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Purchaser, and the Sellers shall have the right to rely on all such waivers and consents. The Master Servicer shall be empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Purchaser’s designee hereunder, and such amendments or modifications shall be binding upon the Purchaser as if the Purchaser had executed and delivered the same.

Section 6.2 Reconstitution Agreements

(a) In connection with each Permitted Reconstitution, each of the Sellers, as applicable, shall:

(i) provide the Purchaser with information and appropriate verification of information in its possession or control as may reasonably be necessary in order to effect such Reconstitution (and, to the extent any such information is in the possession or control of any third party, use commercially reasonable efforts to cause such third party to provide such information); and

(ii) cooperate with all reasonable requests and due diligence procedures not otherwise addressed herein.

(b) With respect to any Securitization Transaction that is a Permitted Reconstitution in which all or substantially all of the mortgage loans in the related transaction consist of Mortgage Loans, each of the applicable Sellers shall:

(i) execute and deliver a pooling and servicing agreement containing terms and conditions that are consistent with the terms and conditions set forth herein and in the Servicing Agreement and that are customary for public, rated transactions for the issuance of pass-through certificates backed by mortgage loans similar to the Mortgage Loans included in such Securitization Transaction, provided, that (A) any servicing reporting requirements must be consistent with the standard practices of Washington Mutual Bank and (B) each of the parties to such pooling and servicing agreement negotiates in good faith any terms or conditions in such pooling and servicing agreement not specifically referenced or provided for under this Agreement or the Servicing Agreement;

(ii) provide the Purchaser with opinions of counsel as to such Seller’s corporate authority and the enforceability of the pooling and servicing agreement against such Seller and certificates from public officials, each as such Seller shall reasonably determine to be necessary to effect such Securitization Transaction; and

(iii) upon the reasonable request of the Purchaser, execute and deliver a Reconstitution Agreement pursuant to which such Seller shall make the representations and warranties set forth on Exhibit D with respect to the applicable Mortgage Loans, effective as of the date of such Reconstitution Agreement, provided that (A) the related Mortgage Loans have been transferred by the Purchaser to a third party within six months of the related Closing Date, (B) the representations and warranties made in such Reconstitution Agreement shall supercede and replace all representations and warranties made in Section 3.1 hereof with respect to such Mortgage Loans and (C) in no event shall any Seller be obligated to make any representation or warranty regarding any Mortgage Loan that is untrue.

Section 6.3 Intent of the Parties; Reasonableness

The Purchaser and the Sellers acknowledge and agree that the purpose of Sections 6.4 and 6.5 is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Sellers acknowledge that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Sellers acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Sellers shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or such Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Sellers, any Third-Party Originator and the Mortgage Loans, reasonably believed by the Purchaser or such Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Sellers by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

Section 6.4 Additional Representations and Warranties of the Sellers

(a) Each Seller, severally and not jointly, shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided by such Seller to the Purchaser or such Depositor under Section 6.5(a) for a Permitted Reconstitution that, except as disclosed in writing to the Purchaser or such Depositor, as applicable: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB (other than the affiliation between Washington Mutual Bank and Washington Mutual Bank fsb, which is a wholly-owned subsidiary of Washington Mutual Bank).

(b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or such Depositor under Section 6.5, the applicable Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 6.4(a) or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 6.5 Information to be Provided by the Sellers

In connection with any Securitization Transaction, each of the Sellers as applicable shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section 6.5, and (ii) as promptly as practicable following notice to or discovery by the applicable Seller(s), provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (c) of this Section.

(a) If so requested by the Purchaser or any Depositor, the applicable Seller(s) shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(i) the originator’s form of organization;

(ii) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or such Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(iii) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the applicable Seller(s) and each Third-Party Originator; and

(iv) a description of any affiliation or relationship between the applicable Seller(s) each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the applicable Seller(s) by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(A) the Sponsor;
(B) the Depositor;
(C) the Issuing Entity;
(D) any servicer;
(E) any trustee;
(F) any originator;
(G) any significant obligor;
(H) any enhancement or support provider; and
(I) any other material transaction party.

(b) If so requested by the Purchaser or any Depositor, the applicable Seller(s) shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the applicable Seller(s), if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent) and/or (ii) each Third Party Originator. Such Static Pool Information shall be prepared by the applicable Seller(s) (or Third Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the applicable Seller(s) (or Third Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the applicable Seller(s), and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or such Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the applicable Seller(s) shall provide (or, as applicable, cause any Third Party Originator to provide) corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the applicable Seller(s) (or Third Party Originator).

If so requested by the Purchaser or any Depositor, the applicable Seller(s) shall provide (or, as applicable, cause each Third Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or such Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to each of the applicable Seller's or Third-Party Originator's originations or purchases, to calendar months commencing prior to January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c) For the purpose of satisfying the Purchaser’s or any Depositor’s reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the applicable Seller(s) shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and such Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (iv) of Section 6.5(a) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and such Depositor a description of such proceedings, affiliations or relationships.

Section 6.6 Indemnification

(a) With respect to any Securitization Transaction for which any Seller Information is included in a related Disclosure Document, the applicable Seller(s), on the one hand, and the Purchaser and the Depositor, on the other hand, shall execute and deliver an Indemnification Agreement in substantially the form attached as Exhibit G to the Servicing Agreement.

(b) The applicable Seller(s) shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor, each Sponsor, each Issuing Entity and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, each broker-dealer acting as an underwriter, placement agent or initial purchaser and each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained in any information delivered in written or electronic form (x) by the applicable Seller(s) pursuant to Section 6.5(c) or (y) by the applicable Seller(s) pursuant to Section 6.5(a) or 6.5(b) for inclusion in a Disclosure Document and identified as “Seller Information” for that purpose, or

  (B) the omission or alleged omission to state (x) in any information, report, certification or other material provided in written or electronic form by or on behalf of the applicable Seller(s) pursuant to Section 6.5(c) or (y) in any information provided by the applicable Seller(s) pursuant to Section 6.5(a) or 6.5(b) for inclusion in a Disclosure Document and identified as “Seller Information” for that purpose; or

(ii) any breach by the applicable Seller of a representation or warranty as set forth in Section 6.4(a) or in a writing furnished pursuant to Section 6.4(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the applicable Seller of a representation or warranty in a writing furnished pursuant to Section 6.4(b) to the extent made as of a date subsequent to such closing date.

(f) Paragraph 2(a) of Exhibit B to the Original Purchase Agreement is amended by replacing the references therein to "Pass-Through Transfer" with “Securitization Transaction”.

(g) Exhibit C to the Original Purchase Agreement is hereby deleted in its entirety.

ARTICLE II
MISCELLANEOUS

Section 2.1 Conditions to Effectiveness

This Amendment shall be effective upon the execution and delivery by both parties of this Amendment.

Section 2.2 Reference to and Effect on the Purchase Agreement and the Servicing Agreement

Each reference in the Purchase Agreement to "this Agreement" or otherwise to the Purchase Agreement shall hereafter be deemed to refer to the Purchase Agreement as amended hereby. Each reference to the Purchase Agreement in the Servicing Agreement or in any other document or agreement executed in connection therewith or with the Servicing Agreement shall hereafter be deemed to refer to the Purchase Agreement as amended hereby.

Section 2.3 Ratification

The Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue unimpaired and in full force and effect in accordance with the provisions thereof, as amended or modified on or prior to the date hereof and as hereby amended.

Section 2.4 Applicable Law

This Amendment shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

Section 2.5 Severability

Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment and without affecting the validity or enforceability of such or any other provision in any other jurisdiction.

Section 2.6 Counterparts

This Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each party hereto.

[Signature page follows]

TO WITNESS THIS, the Sellers and the Purchaser have caused this Regulation AB Amendment to Purchase Agreement to be executed as of the date set forth above.

SELLERS:

WASHINGTON MUTUAL BANK a savings association organized under the laws of the United States

By:
Name:
Title:

WASHINGTON MUTUAL BANK, fsb a savings association organized under the laws of the United States

By:
Name:
Title:

PURCHASER:

GOLDMAN SACHS MORTGAGE COMPANY a New York limited partnership

	By:	Goldman Sachs Real Estate Funding Corp., General Partner

Name:
Title: